Exhibit 99.1

Contact:	Lytham Partners, LLC	The Storch-Murphy Group
	Joe Diaz	Martin Schildhouse
	Joe Dorame	Communications Director
	Robert Blum	(305) 606-3577
(602) 889-9700
BIOHEART, INC., BOARD APPOINTS HOWARD J. LEONHARDT
CHIEF EXECUTIVE OFFICER
     Sunrise, Fla. (July 3, 2008)— Bioheart, Inc., (Nasdaq:BHRT) a biotechnology company that is focused on the development of autologous (patient-derived) cell therapies and devices for the treatment of chronic and acute heart damage, today announced that its Board of Directors appointed Howard J. Leonhardt, Bioheart’s co-founder, Chairman of the Board and Chief Technology Officer, to serve as Chief Executive Officer effective as of July 1, 2008. This follows the resignation of William M. Pinon as the Company’s President and CEO and as a member of the Board of Directors as of the same date. Pinon has agreed to remain with the Company through July 25, 2008 to assist in the executive transition process.
     “Bill has been a tremendous asset to Bioheart during his tenure and we are sorry to see him leave in order to pursue other interests,” said Leonhardt. “Under his leadership, Bioheart became a publicly traded company and advanced the base of clinical evidence regarding our MyoCell® clinical cell therapy, including initiation of our potentially pivotal Phase II/III MARVEL Trial in the US and Europe. I look forward to a greater level of involvement as we continue to pursue regulatory approval and commercialization of this therapy to treat congestive heart failure patients, as well as, drive the development of future generation products. We look to the future with great anticipation.”
ABOUT BIOHEART
Bioheart, Inc. (NASDAQ: BHRT) is a biotechnology company focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com

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Forward Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to secure additional financing; (ii) the timely success and completion of our clinical trials; (iii) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (iv) regulatory approval of our product candidates; (v) our dependence on the success of our lead product candidate; (vi) our inability to predict the extent of our future losses or if or when we will become profitable; (vii) our ability to protect our intellectual property rights; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; and (viii) intense competition. The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com